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                                                                     EXHIBIT 4.2

                                       REVISED FORM FOR ISO UNDER 1994
                                       EMPLOYEE STOCK OPTION PLAN
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                                            NONTRANSFERABLE INCENTIVE STOCK
                                       OPTION AGREEMENT dated as of _________,
                                       19__, between HEARTLAND WIRELESS
                                       COMMUNICATIONS, INC., a Delaware
                                       corporation (the "Company"), and
                                       ____________________________ (the
                                       "Optionee", which term as used herein
                                       shall be deemed to include any successor to the Optionee by will or by the laws of descent and distribution, unless the context shall otherwise require).

        Pursuant to the Company's 1994 Employee Stock Option Plan (the "Plan"), the Company, acting through the Compensation Committee of its Board of Directors (the "Committee"), approved the issuance to the Optionee, effective as of the date set forth above, of an incentive stock option to purchase up to an aggregate of [# OF SHARES] shares of Common Stock, $.001 par value, of the Company (the "Common Stock"), at the price (the "Option Price") of [not less than 100% of the fair market value of a share of Common Stock on the date of grant (110%, in the case of a 10% stockholder)] [PRICE] per share, upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

        1. Option; Option Price. On behalf of the Company, the Committee
           --------------------
hereby grants to the Optionee the option (the "Option") to purchase, subject to the terms and conditions of this Agreement and the Plan (which are incorporated by reference herein and which in all cases shall control in the event of any conflict with the terms, definitions and provisions of this Agreement), [# OF SHARES] shares (the "Option Shares") of Common Stock of the Company at an exercise price per share equal to the Option Price, which Option is intended to qualify for Federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A copy of the Plan as in effect on the date hereof has been supplied to the Optionee, and the Optionee hereby acknowledges receipt thereof.

        2. Term. The term (the "Option Term") of the Option shall
           ----
commence on the date of this Agreement (the "Grant Date") and shall expire on the seventh anniversary of the Grant Date, unless such Option shall theretofore have been terminated in accordance with the terms hereof or of the Plan.
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        3. Time of Exercise. (a) Unless accelerated in the discretion of
           ----------------
the Committee or as otherwise provided herein, the Option shall become exercisable as to the total number of Option Shares multiplied by the fraction specified in Exhibit A hereto, for the periods specified in Exhibit A hereto; provided, however, that the Option shall in no event be exercisable
          --------  -------
during the 180-day period (the "Offering Period") immediately following the effective date of the Registration Statement on Form S-1 filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), for an initial public offering of the Common Stock; provided further, however, that
                                             -------- -------  -------
the Option shall be exercisable during the 180-day period after the expiration of the Offering Period if the Option Term expires during the Offering Period. Subject to the provisions of Sections 5 and 8 hereof, shares as to which the Option becomes exercisable pursuant to the foregoing provisions may be purchased at any time thereafter prior to the expiration or termination of the Option.

           (b) Anything contained in this Agreement to the contrary notwithstanding, the Option shall not be exercisable to the extent that the aggregate Fair Market Value (as determined in accordance with Section 6.b. of the Plan) on the date hereof of all stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiaries, if any) exceeds $100,000.

           (c) Anything contained herein to the contrary notwithstanding, the Option shall become fully exercisable (to the extent it has not already done so) as to the total number of shares of Common Stock subject to the Option upon the Optionee's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code).

           (d) Anything contained herein to the contrary notwithstanding, in the event of a Change in Control (as hereinafter defined), the Option shall become fully exercisable (to the extent it has not already done so) as to the total number of shares of Common Stock subject to the Option if, within one year of such Change in Control, the Optionee shall cease for any reason to be an employee of the Company or any of its subsidiaries. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related

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transactions) of all, or substantially all, of the assets of the Company; or
(ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(other than Hunt Capital Group, L.L.C., David E. Webb or L. Allen Wheeler), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Company's outstanding Common Stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Anything contained herein to the contrary notwithstanding, any exercise of the Option permitted pursuant to this
Section 3(d) may be made within 180 days of the Optionee's termination.

        4. Termination of Option. (a) Except as set forth in Section 3(d), the
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unexercised portion of the Option shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

             (i) the expiration of the Option Term;

            (ii) the expiration of three months from the date that the Optionee ceases to be an employee of the Company or any of its subsidiaries (other than as a result of an Involuntary Termination (as defined in subparagraph
    (iii) below) or a Termination For Cause (as defined in subparagraph (iv) below)); provided, however, that if the Optionee shall die during such
             --------  -------
    three-month period, the time of termination of the unexercised portion of the Option shall be determined in accordance with subparagraph (iii) below;

           (iii) the expiration of 12 months from the date that the Optionee ceases to be an employee of the Company or any of its subsidiaries as a result of the Optionee's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) (an "Involuntary Termination");

            (iv) immediately if the Optionee ceases to be an employee of the Company or any of its subsidiaries if such-termination is for cause or is otherwise attributable to a breach by the Optionee of an employee, noncompetition or other similar agreement with the Company or any such subsidiary (any such termination, determined in accordance with paragraph
    (b) below, a "Termination For Cause");

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             (v) the effective date of a Corporate Transaction (as defined in
    Section 9.b. of the Plan) to which Section 9.b.(ii) of the Plan (relating to assumptions and substitutions of Options) does not apply; provided, however,
                                                              --------  -------
    that the Optionee's right to exercise the Option prior to such effective date shall in all events be suspended during the period commencing 10 days prior to the proposed effective date of such Corporate Transaction and ending on either the actual effective date of such Corporate Transaction or upon receipt of notice from the Company that such Corporate Transaction will not in fact occur; and

            (vi) except to the extent permitted by Section 9.b.(ii) of the Plan, the date on which the Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee.

           (b) The Board of Directors of the Company shall have the power to determine what constitutes a Termination For Cause, and the date upon which such Termination For Cause occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

           (c) Anything contained herein to the contrary notwithstanding, the Option shall not be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or one of its subsidiaries), so long as the Optionee continues to be an officer or employee of the Company or one of its subsidiaries.

        5. Procedure for Exercise. (a) The Option may be exercised, from time to
           ----------------------
time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the "Notice") from the Optionee to the Secretary of the Company, which Notice shall:

             (i) state that the Optionee elects to exercise the Option;

            (ii) state the number of Option Shares with respect to which the Option is being exercised (the "Optioned Shares");

           (iii) state the method of payment for the Optioned Shares pursuant to Section 5(b);

            (iv) state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of

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    such Option and no later than 30 days from the delivery of such Notice);

             (v) include any representations of the Optionee required under
    Section 8(b); and

            (vi) if the Option shall be exercised pursuant to Section 10 by any person other than the Optionee, include evidence to the satisfaction of the Committee of the right of such person to exercise the Option.

           (b) Payment of the Option Price for the Optioned Shares shall be made
(i) in cash or by personal or certified check, (ii) by delivery of stock certificates (in negotiable form) representing shares of Common Stock that have been owned of record by the Optionee for at least six months prior to the date of exercise and that have a Fair Market Value on the date of exercise (determined in the manner set forth in Section 6.b. of the Plan) equal to the aggregate Option Price of the Optioned Shares or (iii) a combination of the methods set forth in the foregoing clauses (i) and (ii).

           (c) The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares.

        6. No Rights as a Stockholder. The Optionee shall not have any
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privileges of a stockholder of the Company with respect to any Optioned Shares until the date of issuance of a stock certificate pursuant to Section 5(c).

        7. Adjustments. (a) Subject to Section 7(b), if, at any time while the
           -----------
Option is outstanding, the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make adjustments in the number and class of shares of stock subject to the Option, and the Option Price of the Option, subject to the provisions of Sections 9.a. and 9.c. of the Plan (or any similar or successor provisions of the Plan which may be hereafter adopted).

           (b) In the event of the dissolution or liquidation of the Company, or reorganization, merger or consolidation in which the Company is not the surviving corporation, or a sale of all or substantially all of the assets of the Company to another person or entity, the provisions of Sections 9.b. and 9.c. of the Plan (or any similar or successor provisions of the Plan which may be hereafter adopted) shall apply.

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        8. Additional Provisions Related to Exercise. (a) The Option shall be
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exercisable only on such date or dates and during such period and for such number of shares of Common Stock as are set forth in this Agreement.

           (b) To exercise the Option, the Optionee shall follow the procedures set forth in Section 5 hereof. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act relating to the shares of Common Stock issuable upon exercise of the Option, the Committee in its discretion may, as a condition to the exercise of the Option, require the Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of the Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by counsel to the Company. No shares of Common Stock shall be issued and delivered upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

           (c) Stock certificates representing shares of Common Stock acquired upon the exercise of the Option that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

        9. No Evidence of Employment or Service. Nothing contained in the Plan
           ------------------------------------
or this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or its subsidiaries (subject to the terms of any separate agreement to the contrary) to terminate the Optionee's employment or to increase or decrease the Optionee's compensation at any time.

        10. Restriction on Transfer. The Option may not be transferred, pledged,
            -----------------------
assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution, and may be exercised during the

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lifetime of the Optionee only by the Optionee. If the Optionee dies, the
Option shall thereafter be exercisable, during the period specified in Section 4(a)(iii), by his executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

        11. Disqualifying Dispositions. If Optioned Shares are disposed of
            --------------------------
within two years following the date of this Agreement or one year following the issuance thereof to the Optionee (a "Disqualifying Disposition"), the Optionee shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

        12. Notices. All notices or other communications which are required or
            -------
permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Optionee, to the address set forth on the signature page hereto; and

            if to the Company, to:

                Heartland Wireless Communications, Inc.
                903 North Bowser
                Suite 140
                Richardson, Texas 75081
                Attention: Secretary;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

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        13. No Waiver. No waiver of any breach or condition of this Agreement
            ---------
shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

        14. Optionee Undertaking. The Optionee hereby agrees to take whatever
            --------------------
additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

        15. Modification of Rights. The rights of the Optionee are subject to
            ----------------------
modification and termination in certain events as provided in this Agreement and the Plan.

        16. Governing Law. This Agreement shall be governed by, and construed in
            -------------
accordance with, the laws of the State of Delaware applicable to contracts made and to be wholly performed therein.

        17. Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        18. Entire Agreement. This Agreement and the Plan constitute the entire
            ----------------
agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

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

        IN WITNESS WHEREOF, the parties hereto have executed this Nontransferable Incentive Stock Option Agreement as of the date first written above.

                                HEARTLAND WIRELESS
                                   COMMUNICATIONS, INC.


                                By:
                                   ----------------------------
                                   J. R. Holland, Jr.
                                   Chairman of the Board


                                Optionee:



                                -------------------------------

                                Name:
                                     --------------------------

                                Address:
                                        -----------------------

                                        -----------------------

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                                   EXHIBIT A
                                   ---------

        This Option shall become exercisable as to one-fifth (1/5) of the aggregate number of Option Shares on each anniversary of the Grant Date on which the Optionee is employed by the Company or any of its subsidiaries.